UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2005


                             CHEETAH OIL & GAS LTD.
             ------------------------------------------------------
                   (Formerly Bio-American Capital Corporation)
             (Exact name of registrant as specified in its charter)


                                     Nevada
                            ------------------------
                            (State of Incorporation)


                                    000-26907
                            ------------------------
                            (Commission File Number)


                                   93-1118938
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)


                           498 Ellis Street, 2nd Floor
                   Penticton, British Columbia V2A 4M2 Canada
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (250) 497-6072
              ----------------------------------------------------
              (Registrant's telephone Number, including area code)


                    INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 - Other Events
Item 8.01 Other Events

Cheetah Oil & Gas Ltd. (the "Registrant") currently holds five petroleum prospecting licenses in Papua New Guinea directly and through its majority controlled subsidiary, Scotia Petroleum Inc. The Registrant also has a 97.5% farm-in interest in two additional prospecting licenses in Papua New Guinea. The Registrant has commissioned and received a resource and risk assessment of petroleum prospecting license #246 ("PPL 246") from 3D-GEO Inc. of Melbourne, Australia ("3D Geo"). PPL 246 is held by Scotia Petroleum Inc. 3D Geo is a Melbourne, Australia based seismic-structural geology consulting firm. 3D Geo provides seismic/structural and tectonic interpretation, modeling, restoration and data collection services to the oil and gas industry worldwide. 3D Geo's particular geographic area of expertise is Australia and Southeast Asia.

The Registrant proposes to post the 3D Geo assessment on the Registrant's website. The Registrant believes that the 3D Geo assessment contains material information regarding the Registrant's proposed operations and accordingly is filing the entire 3D Geo assessment as an exhibit to this Form 8-K. A summary of the 3D Geo assessment including conclusions and recommendations is set out in this Form 8-K. The entire 3D Geo assessment has been filed as an exhibit.


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Summary

The Registrant's petroleum prospecting license no. 246 ("PPL 246") lies towards the eastern end of the oil and gas producing fold belt in Papua New Guinea, approximately 30 km southeast of the Southeast Gobe oil and gas field. Four wells were drilled in the license in the 1950's and discovered an undeveloped gasfield in shallow Miocene carbonates. West of the license, the Barikewa and Iehi wells discovered gas in Upper Jurassic sandstone reservoirs. Conventional wisdom is that the PPL 246 area is beyond the limit of Upper Jurassic sand deposition, but thin Hedinia and Lower Iagifu sands with oil shows were recorded in the Orie-1 well 1 km north of PPL 246. We suggest that these sands record the northern distal limit of deltaic sand lobes beneath the southeastern and central part of PPL 246, similar to those recorded in the Gobe area, that are 30-50 metres thick. The Koi-Iange and Magobu sandstones may provide deeper reservoir potential.

Seismic interpretation, stratigraphic analysis and seven structural cross sections have allowed mapping at top Mesozoic or top Miocene reservoir level of the Kuru undeveloped discovery, five leads and four more potential leads. Total unrisked mean gas-in-place for all leads and plays is 3.3 tcf. The largest medium-risk lead for a Jurassic sand play is the 100 km2 Middletown Culmination, which has mean, unrisked gas-in-place of 0.75 tcf gas with an upside of 1.4 tcf gas. The current risk is estimated to be 1:19, which is primarily for presence of reservoir. The Culmination lies next to the village of Middletown on the Kikori River and is accessible by barge. It lies along the proposed route of the gas pipeline to Australia.

It is recommended that field mapping be carried out to confirm the structural interpretation, including accurate dating of surface limestone samples. A more extensive study of Jurassic facies is required to better constrain the model for Jurassic sand development in PPL 246. A seismic program should be considered to confirm the structural interpretation and constrain the presence of reservoir.

Conclusions and Recommendations

Prospectivity

     1.   PPL 246 has proven hydrocarbon source, generation and migration.

     2. PPL 246 has a proven Miocene limestone reservoir and inferred Jurassic sandstone reservoirs.

     3. PPL 246 has proven Pliocene Orubadi Mudstone seal on the limestone and proven Cretaceous Ieru shale seal over the inferred Jurassic sands.

     4. One undeveloped discovery and five leads have been mapped at top Mesozoic or top Miocene reservoir level and four other plays are suggested (See Table 1)

     5.   Total unrisked mean gas-in-place for all leads and plays is 3.3 tcf.

     6. The undrilled Middletown Culmination has mean, unrisked gas in place of 0.75 tcf gas with an upside of 1.4 tcf gas.


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

Risk (see Table 1 and Appendices for details)

     1.   The primary risk is presence of Jurassic reservoir

     2. A secondary risk is seal as both the Pliocene Orubadi Mudstone and Cretaceous Ieru shale are locally thin, so present a potential risk of breaching.

     3. For the Mesozoic sand play leads, northern or western closure is not confirmed for the Middletown, Victory Junction, nor SE Iehi /Kikori Bend Leads.

     4. The presence, nature and distribution of primary and secondary (fracture) porosity throughout the whole gross-rock volumes modeled is very uncertain. Accordingly the gas-in-place estimates for the Kuru Anticline carry considerable uncertainty

     5. Sustained and commercial gas flow rates are not assured from the Kuru wells which have not been tested.

Recommendations

     1. Ascertain if accurately located field samples still exist from the Base Resources field mapping of this area. If Miocene limestone samples can be found, have them all dated by Sr isotope and Micropalaeontological dating.

     2. Immediately instigate a field program to confirm the surface mapping of the leads, specifically closure of the Middletown culmination to the west and presence of the Orie Attic and Victory Junction High. This program must include accurate Sr isotope and Micropalaeontological dating of surface limestone samples.

     3. Expand the Jurassic reservoir study to include all recent wells in the area so as to better constrain the model for Jurassic sand development in PPL 246 through the creation of sand fairway maps and risk segment analysis.

     4. Consider acquisition of modern high quality reflection seismic data and the application of amplitude analysis over the key prospects to confirm the structure and constrain the presence of reservoir.

     5. If (4) is not cost effective, carry out potential field analysis of basement and limestone thickness in the area of the Middletown Culmination.

     6. Potential gas flow rates from the Miocene limestone at Kuru requires confirmation possibly by re-entering and testing an existing well and predictive porosity /permeability/ fracture studies on cores, logs, surface outcrops and through the acquisition of image and production logs.

     7. Consider acquisition and interpretation of additional seismic to further investigate the potential 100 bcf accumulation in the SE Iehi Lead on the proposed pipeline route for the PNG Gas Project.


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

     8.   Implement the Phase 2 assessment of the license including:

          a.   A review of all data and literature
          b.   Entering all data in a digital format
          c.   Petroleum Systems and Play Fairway Analysis
          d.   Geochemical analysis
          e.   Basin Modelling
          f.   Acquisition of new field data
          g.   Complete and upgrade the prospect inventory
          h.   High grade the prospectivity applying segment analysis.

The full evaluation report is attached as an addendum to this form 8-K.


Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a)      Financial Statements of Business(es) Acquired

         Not Applicable

(b)      Pro forma Financial Information

         Not Applicable

(c)      Exhibits

         99.1     3D Geo Assessment Report



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHEETAH OIL & GAS LTD.
                                    (formerly Bio-American Capital Corporation)


                                    Per:  /s/Garth Braun
                                          ------------------------------------
                                          Garth Braun, Chief Executive Officer







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